SECOND AMENDMENT TO THE

AMENDED AND RESTATED

PATENT AND TECHNOLOGY LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED PATENT AND TECHNOLOGY LICENSE AGREEMENT (this “Second Amendment”) is entered into as of July 12, 2021 (the “Second Amendment Date”), by and between CELL SCIENCE HOLDING LTD., a limited liability company organized and existing under the laws of the Republic of Cyprus, having its principal office at Panteli Katelari 18A, Agios Ioannis, Limassol, 3012 Cyprus (“Cell Science”), and BAKHU HOLDINGS, CORP., a Nevada corporation, having its principal office at One World Trade Center, Suite 130, Long Beach, CA 90831, United States (“Bakhu”).

Premises

A.Cell Science and Bakhu are parties to that certain Patent and Technology License Agreement dated December 20, 2018 (the “Original License Agreement”), which on December 31, 2019, was merged with and into the Amended and Restated Patent and Technology License Agreement (together, the “Restated License Agreement”). In the Restated License Agreement, Cell Science is referred to as the Licensor and Bakhu is referred to as the Licensee.

B.In Pursuant to the Original License Agreement and the Restated License Agreement, in consideration of the grant of the license by Cell Science to Bakhu, Bakhu issued 210,000,000 shares of Common Stock to Cell Science.

C.The Restated License Agreement was amended by that certain Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of September 22, 2020. (the “September 2020 Amendment”).

D.In November 2020, subject to the September 2020 Amendment, Cell Science transferred the 210,000,000 shares of Common Stock to Inter-M Traders FZ LLE (“Inter-M”) and Mentone, Ltd. (“Mentone”).

E.The Restated License Agreement was further amended by that certain First Amendment of the Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of February 8, 2021 (the “First Amendment”), which increased the Released Shares as defined in the September 2020 Amendment, from 20,000,000 shares to 26,000,000 shares.

F.Immediately prior to the Second Amendment Date, Inter-M is the record and beneficial owner of 20,000,000 Released Shares and 102,571,429 Contingent Shares as such term is defined in the September 2020 Amendment and Mentone is the record and beneficial owner of 6,000,000 Released Shares and 81,428,571 Contingent Shares.

G.The Parties by this Second Amendment now desire to further amend the Restated License Agreement, as subsequently amended, all of which are merged into a single, integrated agreement that are together hereinafter referred to as the “Integrated License Agreement.”

Agreement

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.Efficacy Demonstration; Revised Exhibit 1. Exhibit 1 attached to this Amendment entitled “Revised Laboratory Testing Requirements for Section 4.2” (“Efficacy Demonstration”) fully replaces and supersedes the Exhibit 1 heretofore attached to the Second Amended License Agreement.

2.Ratification of Integrated License Agreement. Except as expressly amended by the foregoing, the parties ratify and confirm the Integrated License Agreement.

IN WITNESS WHEREOF, each Party hereto has caused its duly authorized representatives to execute this Second Amendment to the Integrated License Agreement as of the Second Amendment Date.

LICENSOR:

CELL SCIENCE HOLDING LTD.

By: /s/ Petros Charalambous

Petros Charalambous

Director and Secretary

Date: July 12, 2021

LICENSEE:

BAKHU HOLDINGS, CORP.

By: /s/ Thomas K. Emmitt

Thomas K. Emmitt

President and CEO

Date: July 12, 2021

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

SECOND REVISED LABORATORY TESTING REQUIREMENTS

FOR SECTION 4.2 OF

INTEGRATED LICENSE AGREEMENT

(Further Revised July 8, 2021)

Planned demonstration of application of proprietary science and processes at commercial scale within standards of agreed efficacy.

Cell Science and Bakhu are parties to that certain Patent and Technology License Agreement, dated December 20, 2018, which on December 31, 2019, was merged with and into the Amended and Restated Patent and Technology License Agreement (together, the “Amended License Agreement”). In the License Agreement, Cell Science is referred to as the Licensor and Bakhu is referred to as the Licensee.

The Amended License Agreement was amended by that certain Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of September 22, 2020, and that certain [Second] Amendment to the Amended and Restated Patent and Technology License Agreement entered into in November 2020.

The Parties are further amending the Amended License Agreement as amended by the  [Second] Amendment to the Amended and Restated Patent and Technology License Agreement by a Second Amendment to the Amended and Restated Patent and  Technology License Agreement adopting these Second Revised Laboratory Testing Requirements, all of which are merged into a single, integrated agreement that are together hereinafter referred to as the “Integrated License Agreement.”

This Second Revised Laboratory Testing Requirements for Section 4.2 supersedes and replaces in full previous versions of Exhibit 1 to the Integrated License Agreement.

To this specific end, the Parties agree that the “laboratory testing” referred to in Section 4.2 of the Integrated License Agreement will be initiated when Dr. Whitton and his team have satisfactorily prepared the R and D lab environment and fine-tuned the supporting equipment for the Cell Science Process, with Dr. Whitton providing written notice to Bakhu when the Efficacy Demonstration has commenced.  The laboratory testing will have the following attributes and targets delivering the results set forth below. The delivery of such results will demonstrate, for purposes of this Exhibit and the terms of the Agreement, acceptable “efficacy” of the proprietary science underlying the Licensed Science for commercial and licensing purposes, which means that the laboratory testing confirms that the licensed proprietary science and processes can be used routinely by qualified personnel in accordance with the prescribed specification for specialized equipment, suitable facilities, formulations, and processes to consistently, predictably, repeatedly and economically produce commercial quantities of the specified cannabinoids  (hereinafter the “Efficacy Demonstration”).

Exhibit 1 - Page 1

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

The “Science Team” as referenced in this Exhibit consists of professional scientists from, Dr. Peter Whitton, the inventor.

Overall objective: The end-product, in quantity, projected production costs, and quality will meet the representative claims, oral and written, summarized below:

Representative Claims and Proposed Actions and Duties of the Inventor:

1.General Claim: The Licensed Science and processes may be utilized to dissect a cell of a cannabis donor plant that has measurable THC (tetrahydrocannabinol) and CBD (cannabidiol) percentage levels, and thereafter grow duplicate cells in a laboratory commercial application over a combined cycle of 18 to [24] weeks, so that each grow cycle, using five (5), 1,000 liter biorectors:

(a)loaded from the same existing or new seed culture batch,

(b)operated under the same temperatures, lighting, ventilation, vacuum, equipment calibration, drying times, temperature, and all other material specifications,

(c)harvested via membrane filtration or centrifugal separation to produce a liquid product concentrate,

(d)producing, after concentration by filtering or centrifuging and drying, at least 18 kg (approximately 39 lbs.) of concentrate cells and media culture food and nutrients per bioreactor and 90 kg (approximately 198 lbs.) for the five (5) bioreactors,

(e)with further processing producing the volume of cannabinoids in kg per bioreactor harvest that mirror the same percentage of THC and CBD as the donor cell (Example: 20% THC in Donor plan yields 3.6 kg of cannabinoids), and

(f)achieving a predictable cost of consumables, disposables and utilities (excluding capital expenditures, labor, admin, and operational expenses) of $0.10 per gram.

Tests will be conducted separately for each bioreactor.

2.Specific Claim: The Licensed Science may be utilized to dissect a donor cell from a cannabis plant, with a laboratory tested and verified beginning THC and CBD levels, re-produce that cell to a flask volume within six to eight weeks, and thereafter reproduce that cell culture from flask to a seed culture volume of 10 liters. The mature seed culture cells will be added to five (5), 1,000 liter bioreactors sequentially, with the 10 liter of cells for the seed culture containing the identical cell profile as the original donor cell.

Exhibit 1 - Page 2

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

3.Specific Claim: The Cell Science process of selecting a targeted cell from a cannabis plant with a third-party affirmed THC and CBD percentage presence, and growing that targeted cell forward in multiple steps, including growing the cells in a proprietary bioreactor within a proprietary pod under controlled conditions, will produce a cell culture that, after harvesting a 1000 liter bioreactor,  will produce a concentrate that has a proportional representation in terms of kg of cannabinoids of the donor plant identified THC/CBD cannabinoids.  The Licensed Science processes may be utilized to add a 100 liter seed culture to a one (1), 900 liter medium culture and, in approximately six weeks of cell growth process (the “Production Cycle”), harvest through a filtration or centrifugal process approximately 100 liters of production cells concentrate that is then laboratory dried to approximately 18 kg (39 lbs.)  or more of dry cell concentrate, media culture nutrients and food, or at the discretion of the Science Team, is extracted, to yield the volume of Cannabinoids defined by the formula: 18 times original THC/CBD percentage of donor plant equals the end product expressed in kg. If it is not possible to dry the whole amount, then  a sample will be taken and dried according to the US Pharmacopoeia protocol for calculating dried weight. The end product will contain the same THC and CBD percentages of cannabinoids as the donor cell and the cell profiles in the 10-liter seed culture originally added to the each of the 1,000-liter bioreactors at the beginning of the Production Cycle. (Section 2 and 3 combined as the “Efficacy Demonstration”.  To further clarify, if the donor plant from which the Science Team harvests the initial seed cells  had 20% THC/4% CBD (the Donor Cell Profile), the Specific Claim is that in a 1000 liter batch, the Cell Science process will yield 3.6 kg of pure cannabinoids that mirror the donor plant cell profile.( Yield = 20% X 18 kg (our predicted business model concentrate yield sans sugar or nutrient material ) or 3.6 kg of pure cannabinoids)  The Science Team will conduct and document the Efficacy Demonstration in processes in five bioreactors to satisfy the Efficacy Demonstration requirement.

4.Specific Claim: The Science Team, and their retained professionals can (a) design a commercial production laboratory that will be equipped with ten (10), 1,000 liter disposable bioreactor bladders and all necessary supporting equipment for the laboratory and production facility (as needed for  sterilization mixing, seed culturing, filtration, drying, and packing) and thereafter oversee the construction and testing of such a facility, including designing and buying or building necessary support equipment, and (b) coincidently, prepare all necessary handbooks and supporting proprietary and non-proprietary process documentation that will result in a documented demonstration of the commercialization of the science process more fully described in Section 1 above.

5.Specific Duty: The Science Team and their retained professionals will administer any testing, adjusting, and operational exercise required to ready the laboratory and production facility for this specific Efficacy Demonstration.

Exhibit 1 - Page 3

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

6.Specific Duty: The Science Team will select the plant(s) to be utilized as the donor plants for the Efficacy Demonstration from a resource provided by an affiliate of the Licensee.

7.Specific Duty: The Science Team will dissect and test the “donor” cell for the level of THC and CBD.

8.Specific Duty: The Science Team will distribute selected cells to a third-party laboratory to affirm the percentage of THC and CBD in the donor cells at the initiation of the culture growing process, with the laboratory test cost paid by the affiliate of the Licensee.

9.Specific Duty: The Science Team will dissect and grow the flask of cells, which will then be utilized to grow the cells to be utilized as the seed culture for the bioreactors, which will be loaded, processed, and tested separately, and when this growth process is complete, begin the cell production cycle.

10.Specific Duty: At the end of the Production Cycle for each bioreactor, the Science Team `will harvest the production cells from each bioreactor separately, filter the harvested cells, dry the harvested cells, certify that the test in each bioreactor has been conducted in accordance with the specifications of this Revised Laboratory Testing Requirements, and test the end product cells to ascertain if the desired result as set forth in Section 1., has been achieved for each bioreactor.

11.Specific Duty: The Science Team will make available to a third-party test laboratory of Licensee’s choosing sufficient quantities of the produced harvested and produced cannabinoids from all five (5) bioreactors comprising the Efficacy Demonstration to allow that third party testing laboratory to verify the stated claims and representations of the Science Team laboratory tested results.

12.Specific Agreement: Only the third-party laboratory tested results will be utilized to ascertain if the claims of the Science Team are verified.

13.Specific Detail on the Acceptable “Standard Result”: The efficacy demonstration of the Licensed Science and process as set forth generally in Section 1 above is intended to achieve the following results:

(a) the percentage of THC in the donor plant multiplied by 18 kg (the target weight of dried cells (“Quantity Standard”);

(b)the cells produced, harvested and dried during the full cycle of the Licensed Science process from each bioreactor harvest contain the targeted volume of cannabinoids expressed in kg that mirror the same levels of THC and CBD as the donor cells utilizing the formula: 18 times original THC/CBD percentage of donor plant equals the end product expressed in kg, with this result from

Exhibit 1 - Page 4

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

each bioreactor and all five (5) bioreactors affirmed by a third-party testing laboratory (“Concentration Standard”); and

(c) this result is achieved at a projected utility and supplies (estimates of KWH for operation of the equipment will be added to the actual material costs using market prices for the bulk acquisition of utility and consumables per bioreactor and all five (5) bioreactors, plus the cost of disposables and consumables to determine the “projected utility and supplies cost” without computation of admin,  labor, capital expenditures, or prorated leasehold expenses) cost of $0.10 per gram (“Cost Standard”).

The achievement of the Quantity, Concentration, and Cost Standards results set forth in Section 17(a) through (c) above, for purposes of the Integrated License Agreement and the Efficacy Demonstration, is the “Standard Result” claimed by the inventor and acceptable to the Parties.

14.Specific Agreement: Any result with a variance in (a) a shortfall in the achieving the Quantity Standard, ( b) a shortfall in achieving the Concentration Standard, or (c) an overage above the Cost Standard will trigger a pro-rata reduction in the cash and Common Stock consideration from Licensee to Licensor as set forth in the table below.

15.Specific Notice: Results at significant variation with the “Standard Result” devalue the science for licensing and production purposes, and depending on the variation, substantially reduce the commercial viability of the Licensed Science or render it commercially valueless.

16.Specific Agreement: The Parties agree to the table below as the formula for determination of the amount, if any of the reduction of the amount payable in cash and equity to Licensor under the Integrated License Agreement.

17.License Consideration to Licensor. The number of Contingent Shares as defined in the Integrated License Agreement and the amount of the cash payment provided in Section 4.1 and 4.2, respectively, of the Integrated License Agreement (together, the “License Consideration”), will each be reduced if less than the claimed Quantity or Concentration Standards or more than the claimed Cost Standard is achieved in the particular bioreactor and five (5) bioreactor production cycles. To determine the applicable adjustment, (i) the actual Quantity Standard produced in the test will be divided by 90 kg and the result increased by 10%; (ii) the actual Concentration Standard of the cannabinoids produced will be measured in kg, and this amount will be determined by the formula: 18 times original THC/CBD percentage of donor plant equals the end product of cannabinoids expressed in kg,  for each bioreactor, and this efficacy target for concentration will be 75% of this figure; and (iii) and the Cost Standard of  $0.10 gram will be subtracted from the calculated cost per gram of the particular the test and the difference divided by $0.10, reduced by 15%. The percentage resulting from the arithmetic average of the above weighted results will

Exhibit 1 - Page 5

EXHIBIT 1 to

Integrated License Agreement

July 12, 2021

yield the results for that particular test (together, ”Percentage Achievement”). The Science Team will select a sample from each of the five bioreactors comprising the Efficacy Demonstration to be used by the third-party lab to determine the Percentage Achievement for each bioreactor separately and for all bioreactors as a group. The arithmetic average of five bioreactors meeting the Standard Results will constitute the Percentage Achievement for the test. The percentage of the License Consideration to be delivered to the Licensor for the Percentage Achievement is set forth in the table below.

Percentage Achievement of at least	100%	90%	80%	70%	60%	50%
Percent of Contingent Shares Released	100%	100%	90%	70%	60%	50%

(a)The Standard Result requires that each bioreactor as well as all five (5) bioreactors as a whole yield a Percentage Achievement of 50% or better in order to require payment and release of the agreed cash and Contingent Shares.

Exhibit 1 - Page 6